EXHIBIT 24.3.2.

                          INDEPENDENT AUDITOR'S REPORT

                                       of

                          MENDOZA BERGER & COMPANY, LLP

                             DATED NOVEMBER 20, 2003

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                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors of MSTG Solutions, Inc.

We have audited the accompanying balance sheets of MSTG Solutions, Inc. as of July 31, 2002 and the related statements of income, changes in stockholders' equity (deficit), and cash flows for the year ended July 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MSTG Solutions, Inc. as of July 31, 2002 and the results of its operations and cash flows for the year ended July 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 9 to the financial statements, the Company changed its method of accounting for the deferred revenue in fiscal year 2002 as required by Staff Accounting Bulletin 101.

MENDOZA BERGER & COMPANY, LLP

/s/  Mendoza Berger & Company, LLP
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CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
November 15, 2002, except notes 3, 5 and 6 which are dated February 27, 2003 and Notes 2, 7 and 9 which are dated August 5, 2003